Exhibit 99.6
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of D. Stephen Menzies
Senior Vice President and Group President
Rail and Railcar Leasing Groups
February 19, 2016

Thank you, Bill, good morning!

The TrinityRail team completed another record quarter in terms of railcar deliveries, profit and operating margin, as well as, its second consecutive year of record revenues, profit, and railcar deliveries. In 2015, our Rail Group achieved a 20.9% operating profit margin on deliveries of 34,295 railcars. Our Leasing Group grew year-over-year revenue and profit from operations by 11% and 15%, respectively, while generating significant income and cash flow from the sales of leased railcars through our railcar investment vehicle platform. TrintyRail’s outstanding performance reflects the strength of our integrated railcar manufacturing, leasing and services business model. Our operating and financial flexibility and leading market position give us confidence we can effectively adapt to rapidly changing market conditions.

The weakness in the industrial sector of the economy, along with declining railcar loadings, improved rail cycle times, and increasing numbers of railcars in storage, is creating a challenging set of market dynamics. We are aligning our production footprint to a lower rate of production while meeting our scheduled railcar backlog delivery requirements.

Our Rail Group received 2,455 orders during the fourth quarter. The orders we received represent a mix of tank cars, covered hoppers, flat cars and autoracks. Industry orders for the 4th quarter affirmed a weaker demand trend that began in the 3rd quarter. In total, more than 53,000 orders were placed in 2015 - a healthy level by historical standards. However, industry orders in the second half of 2015 declined approximately 50% compared to the level of orders in the first half of 2015 indicating a significant shift toward a weakening demand trend. First quarter 2016 inquiry levels continue at a weakened level. We are seeing pockets of demand, however. The level of automotive related activity remains favorable. The outlook of new petrochemical capacity coming online during the next few years is positive. We remain optimistic regarding long-term railcar demand fundamentals, as third party independent forecasts project industry deliveries in 2016 and 2017 above historical averages, albeit below the strong 2015 levels.

During the fourth quarter TrinityRail delivered 8,835 railcars. A favorable product mix, extended production runs, high levels of productivity and declining material costs contributed to a record 23.6% operating margin during the quarter for our Rail Group. I am very proud of our team’s ability to maximize operational performance on a record level of railcar deliveries.

Our backlog of approximately 49,000 railcars, valued at $5.4 billion at the end of 2015, provides good visibility for 2016 production planning. Our current expectations for deliveries in 2016 is approximately 27,000 railcars, of which, approximately 90% are already in our backlog. We project operating margins of approximately 15% for 2016 reflecting a significant shift in our planned 2016 product mix, weak pricing for orders taken in Q4-2015 scheduled for production in 2016 and projected pricing for our unsold backlog production, as well as, costs and efficiencies associated with reducing our production footprint to align with current demand. I am confident our operations team will execute in this environment with the same level of skill that produced record results. Our projections assume no significant improvement in market conditions in 2016.

We are closely monitoring the industry’s implementation of HM-251 tank car regulations. Several factors, including the continued low price of crude oil, the reduced utilization of railcars transporting crude oil and the extended timeline for the mandated schedule for modifications have caused customers to postpone decisions pertaining to modifying railcars used in flammable commodity service. As we have indicated previously, our first priority is to ensure regulatory compliance within our leased railcar fleet. Modifications to our lease fleet are currently in process. I am pleased with the flexibility of our expanded maintenance service facilities which are making HM-251 modifications while also providing regulatory compliance services for our owned and managed lease fleets. We continue to engage in dialogues with our customers, a number of whom appear to be finalizing their fleet modification plans.

The Leasing Group’s performance during 2015 was also impressive, reflecting solid railcar market fundamentals during the year. High lease fleet utilization, favorable lease rate pricing, and new lease fleet additions contributed to annual revenue and profit from operations growth. The leasing company ended the year with 97.7% utilization and a total of 76,765 railcars in our wholly-owned and partially owned lease fleets. Our total managed fleet including our wholly-owned, partially owned and investor owned fleets now exceeds 94,800 railcars.

We expect our committed leased railcar backlog of $1.5 billion to generate further growth of our lease portfolio. Lease expirations in 2016 reflect the broad diversification of our lease fleet as roughly 15% of our total portfolio remains up for renewal in 2016. The weaker market environment is placing pressure on lease rates and may adversely impact lease fleet utilization.

During the last several years, we sold a significant number of leased railcars through the Railcar Investment Vehicle platform. These sales demonstrate the value we have created in our leasing business and have contributed significantly to Trinity’s financial flexibility and earnings performance.

Railcar Investment Vehicle’s, or “RIV’s”, are discreet investments in leased railcars, developed and managed by TrinityRail, for institutional investors who desire to invest capital in leased railcars. Leased railcars are viewed by institutional investors as stable, hard asset investments with an inflationary hedge component. We continue to engage with institutional investors interested to invest in leased railcars. The scale of our leasing platform and our lease origination capabilities, combined with our “cradle to grave” asset expertise, attracts institutional investors to the RIV platform. To meet the specific investment objectives of varied investors, Trinity develops diversified leased railcar portfolios by selecting leased railcars from our wholly owned lease portfolio or from railcars in our lease order backlog. Further, Trinity manages the assets on behalf of the investors providing administrative and maintenance services. We have successfully developed the RIV platform over the last 10 years, comprised of over $5 billion in leased railcars (at original sale prices). The RIV platform provides TrinityRail financial capacity to enhance our lease origination capabilities and lease portfolio funding diversification and provides Trinity with additional financial flexibility. We expect to grow this platform by facilitating additional RIV’s for institutional investors.

During 2016, we currently plan to expand the RIV platform by selling approximately $500 million of leased railcars to institutional investors. We have inquiries from institutional investors to acquire railcars through the RIV platform that exceeds $500 million, as such, we will evaluate the possibility of additional leased railcar sales through the RIV platform during 2016, as we balance investment demand from institutional investors with the size of our wholly owned lease fleet.

In summary, the Rail Group and Leasing and Management Services Group delivered exceptional results during the fourth quarter and throughout 2015. As we move into 2016, we are focused on controlling costs, maximizing our production efficiency on reduced production levels and maintaining high fleet utilization. We will continue to build out the RIV platform. Our operating and financial flexibility continue to differentiate TrinityRail, enhancing our position as a premier provider of railcar products and services.

I will now turn it over to James for his remarks.